AGREEMENT OF SALE
BETWEEN
RAYMOND CHABOT INC.,

Acting as Trustee to the proposal of McWatters Mining Inc.
As Vendor

AND
NIOGOLD MINING CORP.
As Purchaser

AGREEMENT OF SALE

This Agreement is made effective as of October 28, 2004 between:

BETWEEN:

RAYMOND, CHABOT INC., acting not in its personal capacity but acting solely in its capacity as trustee of the assets, property and undertaking of McWatters Mining Inc. ("McWatters"), having a place of business at 600 de la Gauchetiere Street West, suite 1900, Montreal, Quebec, H3B 4L8, herein represented by Mr. Michel Lavoie, duly authorized as he so declares;

(hereinafter called the "Vendor")

AND:

NIOGOLD MINING CORP., a corporation duly incorporated under the laws of British Columbia, herein acting and represented by Jacques Brunelle, duly authorized for the purposes hereof as he so declares;

(hereinafter called the "Purchaser")

RECITALS

WHEREAS McWatters is the registered owner in the Public Register of Real and Immovable Mining Rights of a 100% interest in a property called Vassan 82A, located in the Township of Vassan, Registration Division of Abitibi, Province of Quebec, known as the "Vassan Property";

WHEREAS McWatters is the registered owner in the Public Register of Real and Immovable Mining Rights of a 100% interest in a property called Malartic 2M-5M #901, located in the Township of Malartic, Registration Division of Abitibi, Province of Quebec, known as the "Malartic Property";

WHEREAS McWatters is the registered owner in the Public Register of Real and Immovable Mining Rights of a 100% interest in the property called Marban #902, located in the Townships of Dubuisson and Fourniere, Registration Division of Abitibi, Province of Quebec, known as the "Marban Property";

WHEREAS on January 15, 2004, McWatters filed a Notice of Intention to make a Proposal (the "Notice of Intention") to its creditors pursuant to the Bankruptcy and insolvency Act (Canada) and Raymond Chabot Inc. was named trustee (the "Trustee");

WHEREAS on June 7, 2004, McWatters consequently filed a proposal under the Bankruptcy and Insolvency Act (Canada) (the "Proposal!"), which was accepted by its creditors in the requisite majorities and ratified by judgment of the Superior Court of Quebec (Commercial Division), district of Abitibi, rendered on July 9, 2004 in court file 615-11-000777-047 (the "Proposal Ratification Order");

WHEREAS the Proposal provides that legal seisin of all of McWatters assets shall be vested in the Trustee with the same power and authority as if the Trustee were a bankruptcy trustee, with the right for the Trustee to sell the above-mentioned properties with the approval of the Committee (as defined below);

WHEREAS the Vendor has agreed to sell and transfer to the Purchaser and the Purchaser has agreed to purchase from the Vendor all of McWatters' right, title and interest in the Vassan Property, the Malartic Property and the Marban Property (collectively, the "Properties"), subject to the terms and conditions stated herein;

WHEREAS the Committee has approved the sale of the Properties in accordance with the terms and conditions set forth herein;

NOW THEREFORE in consideration of the premises and mutual agreements hereinafter set out and of other consideration (the receipt and sufficiency of which are acknowledged by each party), the parties agree as follows :

1.

INTERPRETATION

1.1.

Definitions. In this Agreement, unless the context requires otherwise, the following terms have the meanings set out below.

(a)

Agreement means this agreement, including the recitals and schedules, as amended, supplemented or restated from time to time.

(b)

Business Day means a day which is not Saturday or Sunday or a legal holiday in the Provinces of Quebec or Ontario.

(c)

Committee means the committee defined in Section 1 of the Proposal.

(d)

Properties means the Vassan Property, the Malartic Property and the Marban Property, i.e., the mining claims and the mining concessions listed on Schedule A hereto.

1.2.

Extended Meanings. Unless otherwise specified, words importing the singular include the plural and vice versa. The term « including » means « including, without limitation », and the terms « include) » and « includes » have similar meanings.

1.3.

Headings. The division of this Agreement into sections and the insertion of headings are for convenience of reference only and are not to affect the construction or interpretation of this Agreement.

1.4.

Governing Law. The Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Quebec and the federal laws of Canada applicable in such province. Each party irrevocably submits to the exclusive jurisdiction of the courts of Quebec with respect to any matter arising hereunder or relating hereto.

1.5.

Recitals and Schedules. The recitals and schedules hereto shall form part of this Agreement.

2.

AGREEMENT OF SALE

2.1

Sale of Property. In consideration of the sum of CDN $15,000, receipt of which is hereby acknowledged, the Vendor hereby sells and transfers to the Purchaser, acting not in its personal capacity but acting solely in its capacity as trustee of the assets, property and undertaking of McWatters, and the Purchaser hereby purchases from the Vendor, free and clear of any hypothec and security under Section 426 of the Bank Act (Canada), all of the right, title and interest of McWatters in the Properties, as defined in Schedule A hereto, together with all its rights to the minerals and ores of whatever kind and nature therein, thereupon and thereunder afferent to the claims comprising the Properties, subject to the terms and conditions of this Agreement.

2.2

As Is. The Purchaser acknowledges and confirms that it is purchasing the Properties on an « as is, where is » basis, as its own risks and perils, without any representation or warranty whatsoever, legal or conventional, as to the condition of the Properties on the part of the Vendor, except of for the express representations and warranties of the Vendor set forth at Section 3.1. The recitals to the present Agreement do not constitute representations on the part of the Vendor, the Purchaser relying on its own searches and verifications;

2.3

Delivery of Documents. Concurrent with the execution of this Agreement, the Vendor shall deliver, or cause McWatters to deliver, to the Purchaser :

a)

all technical data, information, reports, maps, plans, samples, cores, drill logs, surveys and other information relating to the Properties or work performed thereon in the Vendor's or McWatters' possession or control; and

b)

a Transfer of Mining Rights prepared by the Purchaser and satisfactory to the Vendor in proper form for registration in the Public Register of Real and Immovable Mining Rights maintained at the Ministry of Natural Resources, Wildlife and Parks (Quebec) in favour of the Purchaser, pursuant to which the Vendor transfers to the Purchaser all of McWatters' right, title and interest in the Properties.

2.4

Registration of Transfer. Forthwith after the execution of this Agreement, the Purchaser shall deliver, or cause to be delivered to the Ministry of Natural Resources, Wildlife and Parks (Quebec) the Transfer of Mining Rights referred to in Section 2.3(b) for registration in the Public Register of Real and Immovable Mining Rights. Registration fees in connection with the foregoing shall be paid by the Purchaser.

3

REPRESENTATIONS, WARRANTIES AND OBLIGATIONS

3.1

Representations and Warranties of the Vendor. The Vendor represents and warrants as follows to the Purchaser and acknowledges and confirms that the Purchaser is relying on such representations and warranties in connection with the purchase by the Purchaser of the Properties :

(a)

the Vendor has been appointed as Trustee to the proposal of McWatters pursuant to the filing of the Notice of Intention and the Proposal;

(b)

the Vendor has, in virtue of the Proposal and the Proposal Ratification Order, the ability to enter into this Agreement of Sale with the Purchaser in respect of the Properties in accordance with the terms and conditions hereof;

(c)

the Vendor has not received notice of or been served with any proceeding for appeal, variation, rescission, retraction or stay of the Proposal Ratification Order;

(d)

the Vendor has done no act to encumber the Properties or to grant, create or permit any charge in respect of the Properties;

(e)

the Vendor is not a non-resident for the purposes of Section 116 of the Income Tax Act (Canada) and Sections 1097 and following of the Taxation Act (Quebec);

(f)

The Vendor has, prior to closing, in accordance with the terms of the Proposal, obtained the approval by the Committee of sale of the Properties in accordance with this Agreement of Sale, a copy of which approval is appended hereto as Schedule B.

3.2

Representations, Warranties and Obligations of the Purchaser. The Purchaser represents and warrants as follows to the Vendor and acknowledges and confirms that the Vendor is relying on such representations, warranties and obligations in connection with the sale by the Vendor of the Properties :

(a)

the Purchaser has been duly incorporated and organized and is a subsisting corporation in good standing under the laws of Quebec. The Purchaser has the corporate right, power, authority and capacity to enter into this Agreement and perform the Purchaser's obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by the Purchaser. None of the execution, delivery and performance by the Purchaser of the Purchaser's obligations under this Agreement will conflict with, or result in a breach of or default under, any agreement or other written instrument to which the Purchaser is a party or by which the Purchaser or the Purchaser's assets are bound. The Purchaser has duly executed and delivered this Agreement, which binds the Purchaser in accordance with its terms;

(b)

the Purchaser is not a non-resident for the purposes of Section 116 of the Income Tax Act (Canada) and Sections 1097 and following of the Taxation Act (Quebec).

3.3

Survival of Representations and Warranties. The representations and warranties of the Purchaser and the Vendor contained in this Agreement shall survive any investigation made by or on behalf of the Vendor or the Purchaser with respect thereto, shall continue in perpetuity in full force and effect thereafter for the benefit of the Vendor or the Purchaser, as the case may be.

4

GENERAL

4.1

Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and cancels and supersedes all prior agreements, negotiations, discussions, undertakings representations, warranties and understandings, whether written or verbal, between the parties with respect thereto.

4.2

Notice. Any notice or other communication required or permitted to be given hereunder must be in writing and delivered personally or sent by any form of mail, by pre-paid courier or by telecopier or e-mail, addressed in the case of each party as specified hereafter, or to such other address, contact person or telecopier number as a party may specify by written notice hereunder :

To the Vendor :

To the Purchaser :

RAYMOND, CHABOT INC.

NIOGOLD MINING CORP.

1020, 3rd avenue Est

Acting as trustee to the proposal of

Val d’Or (Quebec) J9P 4P5

McWatters Mining Inc.

National Bank Tower

Attention :  Mr. Jacques Brunelle

Suite 1900

Montreal, Quebec, H3B 4L8

Phone : 819-825-7600

Fax: 819-825-2774

Attention :  Mr. Michel Lavoie

Phone : (514) 393-4795

Fax : (514) 878-6327

E-mail : lavoie.michel@rcqt.com

Any such notice or other communication, if delivered personnally, will be deemed given when actually received; if sent by mail, will be deemed given on the fifth Business Day following the date of mailing; if sent by pre-paid courier, will be deemed given on the second Business Day following the date of sending; and, if sent by telecopieur or e-mail, will be deemed given on the next Business Day following the date of transmission.

4.3

No Waiver. No failure to exercise, and no delay in exercising, any right or remedy hereunder will be deemed to be a waiver of that right or remedy or the right to require the full performance thereof at any later time. No waiver of any breach hereof will be deemed to be a waiver of any subsequent breach thereof.

4.4

Amendment. No amendment, supplement or restatement of any provision of this Agreement is binding unless it is in writing and signed by each person which is a party to this Agreement at the time of such amendment, supplement or restatement.

4.5

Further Assurances. Each party will from time to time promptly execute and deliver all further documents and take all further action necessary or appropriate to give effect to and perform the provisions and intent of this Agreement and to complete the transactions contemplated hereby.

4.6

Third Parties. Except as specifically set forth or referred to herein, nothing herein is intended or shall be construed to confer upon or give to any person, other than the parties and their respective successors, including any successor by reason of the amalgamation or merger of a party, and permitted assigns, any rights to remedies under or by reason of this Agreement.

4.7

Language. The parties hereto specify that it is their express wish that this Agreement and other related documents be drawn up in English. Les parties signant cette convention reconnaissent qu'elles ont exige que cette convention de meme que tous les autres documents s'y rapportant soient rediges en anglais.

IN WITNESS WHEREOF, the parties have executed this Agreement of Sale as of the date first above written.

RAYMOND CHABOT INC., acting solely in its capacity as Trustee to the proposal of McWatters Mining Inc.